Exhibit 99.1

P R E S S R E L E A S E

Agile Software Corporation

6373 San Ignacio Avenue

San Jose, CA 95119

Voice: (408) 284-4000

Fax: (408) 284-4002

Media Contact

Terri Pruett

Agile Software Corporation

Terri.Pruett@agile.com

(408) 284-4048

Agile Reports Fourth Quarter Results for Fiscal 2004

Company reports record revenues for second consecutive quarter

San Jose, CA—May 25, 2004—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the fourth quarter of fiscal 2004, which ended April 30, 2004. Total revenues for the quarter were $27.2 million, a 42% increase from the $19.1 million recorded in the fourth quarter of fiscal 2003. License revenues for the fourth quarter of fiscal 2004 were $11.1 million, compared to $8.9 million for the fourth quarter of fiscal 2003, representing an increase of 25%.

Net loss for the fourth quarter of fiscal 2004, on a GAAP basis, was $1.7 million, or ($0.03) per share, compared to $3.0 million, or ($0.06) per share for the fourth quarter of fiscal 2003. Non-GAAP net loss for the fourth quarter of fiscal 2004, which excludes stock compensation, amortization of intangibles and gain from foreign currency translation, was $431,000, or ($0.01) per share, compared to a non-GAAP net loss of $2.3 million, or ($0.05) per share for the fourth quarter of fiscal 2003, which excludes stock compensation and acquired in-process technology.

Total revenues for the fiscal year ended April 30, 2004 were $96.3 million, compared to $70.5 million for the fiscal year ended April 30, 2003.

Net loss for the fiscal year ended April 30, 2004, on a GAAP basis, was $24.1 million, or ($0.48) per share, compared to a net loss of $36.1 million, or ($0.75) per share for the fiscal year ended April 30, 2003. Non-GAAP net loss for fiscal year ended April 30, 2004 was $5.0 million, or ($0.10) per share, compared to a non-GAAP net loss of $21.6 million, or ($0.45) per share for the fiscal year ended April 30, 2003.

The reconciliation between net loss on a GAAP basis and non-GAAP net loss, for both quarters and fiscal years ended April 30, 2003 and 2004 is provided in a table immediately following the non-GAAP Condensed Consolidated Statements of Operation below.

Management Commentary

“Over the past four quarters, we have seen momentum growing for PLM solutions across industries and geographies. There are several factors driving this momentum, including a shift in focus from cost cutting to a renewed focus on driving revenue growth through the introduction of new products; the fact that outsourcing has become a more significant element of many businesses; and the increasingly complex regulatory compliance environments facing many businesses. Executives are recognizing that PLM solutions can offer significant benefits as they address each of these business drivers. This growing momentum is reflected in part in the fact that for the second consecutive quarter, Agile realized record revenues, even in the midst of a slow economic recovery,” said Bryan Stolle, Agile Chairman and CEO. “Moving forward, our focus will continue to be on making our customers successful, while driving bottom-line improvements coupled with top-line growth.”

“Despite a challenging year, we improved our operating margins and added customers from a range of industries including aerospace and defense, automotive, industrial products, medical device and pharmaceuticals. The investments we have made to our field operations are paying off with increasing average selling prices and record revenues, and we continued to build relationships with our partners,” said Jay Fulcher, Agile President and COO. “We acquired and integrated three companies over the course of the year, expanding both the talent on our team and the depth and range of our technology and products. We remain committed to the customers that came to us through our acquisition of Eigner, as evidenced by our release of Agile e5.1 this quarter.”

Customer Wins and Expansions

During the quarter, the Company added 19 new customers. Organizations that purchased new or additional licenses of Agile’s PLM solutions include: Advantech, Allied Telesyn, Avail, Coherent, Covaro Networks, Fujitsu, Funai, Haemonetics, Harris, Heidenhain, Hewlett Packard, Hypercom, Inter-Tel, Inventec, KYE Systems, Leapfrog, Logitech, Matsushita, NEC, Nintendo, Panasonic, several divisions of Philips, Polycom, Quantum Design, Raytheon, Sharp, several divisions of Siemens, Thermo Electron, ThyssenKrupp, Varian Electronics, VAT Technique and ZF.

Awards

In February, Agile received the Circuit Assembly 2004 Service Excellence Award. This award recognizes companies for customer service, as judged by their customers. Agile received this award for the third consecutive year in the supply chain management software category. In March, the Agile Suzhou office received the Chinese Central Government’s Star Award, a national award that recognizes excellence in software development. As a winner of this award, Agile Suzhou was honored with personal visits from

Chinese President, Hu Jintao and Chinese State Council Premier, Wen Jiabao.

Conference Call Details

Agile will discuss its fourth quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A Webcast of the conference will be available on Agile’s Website at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Webcast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Website immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4042.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Inc., Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the nearly 1200 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that use Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements regarding increasing momentum for PLM solutions, and the benefits that may be derived by Agile’s customers from utilization of its products, revenue growth and improvements in the bottom in future periods. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially from those predicted in the forward-looking statements, and are based upon information available to Agile as of the release date. We assume no obligation to update any such statements. Factors that could cause actual results to differ include, but are not limited to: unforeseen problems in our software that delay implementation or affect the performance of our products; and the inability of our products to deliver the return on investment or other benefits customers seek from our products. These and other risk factors and risks associated with our business are discussed in the Company’s quarterly and annual reports filed with the SEC.

NOTE: Agile and Agile Software are registered trademarks and Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Governance and Compliance and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2004	2003	2004	2003
Revenues:
License	$11,139	$8,907	$36,293	$30,699
Professional services and maintenance	16,052	10,197	60,012	39,810

Total revenues	27,191	19,104	96,305	70,509

Cost of revenues:
License	920	886	3,694	2,790
Professional services and maintenance	7,979	4,364	28,993	18,151
Stock compensation	93	—	240	37
Acquisition-related compensation	—	—	595	—
Amortization of intangible assets	337	—	709	—

Total cost of revenues	9,329	5,250	34,231	20,978

Gross profit	17,862	13,854	62,074	49,531

Operating expenses:
Sales and marketing:
Other sales and marketing	10,803	9,699	38,302	41,840
Stock compensation	170	544	3,158	2,227
Research and development:
Other research and development	5,933	5,580	23,147	26,357
Stock compensation	41	57	206	232
General and administrative:
Other general and administrative	2,447	1,724	8,954	6,927
Stock compensation	86	35	678	136
Acquisition-related compensation	—	—	1,091	—
Amortization of intangible assets	657	—	2,092	—
Acquired in-process technology	—	100	500	400
Restructuring and other charges	—	—	9,201	7,836

Total operating expenses	20,137	17,739	87,329	85,955

Loss from operations	(2,275)	(3,885)	(25,255)	(36,424)

Interest and other income, net	746	1,037	3,093	4,900
Gain (loss) from foreign currency translation	104	—	(639)	—
Impairment of equity investments	—	—	—	(3,673)

Loss before income taxes	(1,425)	(2,848)	(22,801)	(35,197)
Provision for income taxes	286	194	1,294	934

Net loss	$(1,711)	$(3,042)	$(24,095)	$(36,131)

Net loss per share:
Basic and diluted	$(0.03)	$(0.06)	$(0.48)	$(0.75)

Weighted average shares	52,269	48,841	50,191	48,495

Agile Software Corporation

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

See adjustments listed in table below which reconcile non-GAAP financial measure of net loss to GAAP financial measure of net loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2004	2003	2004	2003
Revenues:
License	$11,139	$8,907	$36,293	$30,699
Professional services and maintenance	16,052	10,197	60,012	39,810

Total revenues	27,191	19,104	96,305	70,509

Cost of revenues:
License	920	886	3,694	2,790
Professional services and maintenance	7,979	4,364	28,993	18,151

Total cost of revenues	8,899	5,250	32,687	20,941

Gross profit	18,292	13,854	63,618	49,568

Operating expenses:
Sales and marketing	10,803	9,699	38,302	41,840
Research and development	5,933	5,580	23,147	26,357
General and administrative	2,447	1,724	8,954	6,927

Total operating expenses	19,183	17,003	70,403	75,124

Loss from operations	(891)	(3,149)	(6,785)	(25,556)

Interest and other income, net	746	1,037	3,093	4,900

Loss before income taxes	(145)	(2,112)	(3,692)	(20,656)
Provision for income taxes	286	194	1,294	934

Net loss	$(431)	$(2,306)	$(4,986)	$(21,590)

Net loss per share:
Basic and diluted	$(0.01)	$(0.05)	$(0.10)	$(0.45)

Weighted average shares	52,269	48,841	50,191	48,495

The above non-GAAP Statements of Operations have been adjusted to eliminate the following:
Stock compensation	$390	$636	$4,282	$2,632
Acquisition-related compensation	—	—	1,686	—
Amortization of intangible assets	994	—	2,801	—
Acquired in-process technology	—	100	500	400
Restructuring and other charges	—	—	9,201	7,836
(Gain) loss from foreign currency translation	(104)	—	639	—
Impairment of equity investments	—	—	—	3,673

	$1,280	$736	$19,109	$14,541

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30, 2004	April 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$113,069	$154,852
Short-term investments	56,763	102,115
Accounts receivable, net	19,998	12,061
Other current assets	5,356	6,295

Total current assets	195,186	275,323

Long-term investments	68,389	—
Property and equipment, net	8,696	7,389
Goodwill	34,724	5,150
Intangible assets, net	5,456	1,080
Other assets	2,186	2,008

Total assets	$314,637	$290,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$25,281	$16,862
Deferred revenue	20,104	15,280

Total current liabilities	45,385	32,142

Other non-current liabilities	7,758	2,562

Total liabilities	53,143	34,704

Total stockholders’ equity	261,494	256,246

Total liabilities and stockholders’ equity	$314,637	$290,950